Prospectus Supplement (Sales Report) No. 4 dated November 11, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 359183

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359183	$15,000	$15,000	10.83%	1.00%	November 5, 2008	November 4, 2011	November 4, 2012	$7,300

                This series of Notes was issued upon closing and funding of member loan 359183. Member loan 359183 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,040 / month
Current employer:	Stanford University	Debt-to-income ratio:	16.01%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:	Altus
Current & past employers:	Stanford University, Notel Networks
Education:	San Jose City College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a couple of credit cards that I currently have into one easy monthly payment. I no longer use the credit cards for any expenses. However, I am finding it difficult to pay the cards down with such high interest rates.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,692.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359428

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359428	$10,000	$10,000	8.00%	1.00%	November 5, 2008	November 7, 2011	November 7, 2012	$2,425

                This series of Notes was issued upon closing and funding of member loan 359428. Member loan 359428 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	6.48%
Length of employment:	n/a	Location:	Dana Point, CA

Home town:	Wall
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be for a 2006 PT Cruiser with only 300 miles on it. There is still a full warranty till Dec. 2009 in effect.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,998.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WITH NO Current Employer , HOW WILL U PAY THE LOAN ?	My husband and I are self employed. We are owners of a small artisan bakery in San Clemente CA. Www.breadgallery.org We started in 1997 and our sales and profits are continouesly rising. Even in this difficult economic times. In the past we financed our car with capitalone auto loan but couldn't qualify because of lack of proof of sufficient income. Not that we don't have enough income, but the lender only accepted the personal checking account statements of the past 3 months. Not the business account statements. Furthermore the lender did not accept deposits made to the account by transfer from one account to the other. I think that because of this economy the lender drastically tighten the rules. I hope that this answers your question. Thank you Dawn
If you can't show sufficient income, you are 1. Not making any money 2. You are avoiding paying taxes.	This question is very offensive. Yesterday I submitted my tax returns for 2006/2007. The last time I checked I paid $ 8000 in 06 and $7000 in 07. Also I stated that my gross income is 40000 a year. Believe me when I say, that I rather don't buy a car than having you contributing to the loan.
Since you are generating income with your business, what does your bottom line look like? How many people do you employ? Have you hired or layed off any employees in the last few months?	We yielded a profit of $45000 average over the past two years and this year we will have a profit between $50000 to$55000. We employ two people who are with us for more than two years and we could hire a qualified baker right away. Thank you. I hope I answered your question.

Member Payment Dependent Notes Series 359899

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359899	$10,000	$10,000	11.14%	1.00%	November 7, 2008	November 9, 2011	November 9, 2012	$5,950

                This series of Notes was issued upon closing and funding of member loan 359899. Member loan 359899 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	fleet	Debt-to-income ratio:	21.92%
Length of employment:	2 years	Location:	NEW CASTLE, DE

Home town:	columbus
Current & past employers:	fleet, wal-mart distribution center, jb hunt and air products
Education:	del tech community college

This borrower member posted the following loan description, which has not been verified:

I would like to used the money to help fix up the home that I live with my mother. Things like a new roof, windows, and rear door.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,042.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359903	$15,000	$15,000	10.20%	1.00%	November 5, 2008	November 6, 2011	November 6, 2012	$6,825

                This series of Notes was issued upon closing and funding of member loan 359903. Member loan 359903 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.93%
Length of employment:	n/a	Location:	Tarzana, CA

Home town:
Current & past employers:
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting this loan to refinance my business loan at a lower rate. I have been in business for more then 7 yrs and have excellent personal and business credit. I have never had a default and most likely the loan will be paid off in few months since i am expecting to get a good share of my investment into different business when its sold in few months. Thanks

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,429.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
WHAT TYPE OF BUSINES ARE YOU IN ?	We are in wholesale distribution of Prepaid Wireless Products like At&t, T-Mobile, Sprint etc.

Member Payment Dependent Notes Series 359970

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359970	$20,000	$20,000	13.04%	1.00%	November 6, 2008	November 7, 2011	November 7, 2012	$11,275

                This series of Notes was issued upon closing and funding of member loan 359970. Member loan 359970 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,958 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	7.02%
Length of employment:	8 years 11 months	Location:	Wenonah, NJ

Home town:
Current & past employers:	Thomson Reuters, Comcast Corp., RadPharm, Inc, Brandywine Technology Consulting
Education:	Gloucester County College, Camden County College, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to payoff the outstanding balance of a 401k loan through my company. This loan was used to purchase our property and consolidate debt. I didn't realize it at the time, but I am not allowed to make advanced, partial payments to this loan; my only repayment options are to continue paying the monthly amount for the remainder of the term, or make a single payment for the outstanding balance. Had I know ahead of time, I would never have considered accepting the loan. As I have been making payments on this loan for over a year now, and the original term is 5 years, my balance has been reduced significantly. With a $20,000 loan at the same rate I'm paying now, I would be able to pay off the remaining balance and my loan payment would be reduced by almost half. Please note that I will only consider offers for loans which allow advanced payments. My income is rather significant, and, as I alluded to above, my plan was always to make advanced payments to the original loan. The LendingClub system only allows me to enter one current employer; I am currently work for both ThomsonReuters and for Comcast. I can provide paystubs to assist in income verification. I hope you will consider my request and view it in light of my income and the fact that the new payment amount would be much less than what I am currently paying. Thanks for your consideration. Sincerely, Michael Wilson

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$61,977.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
YOU MENTION YOUR 401K LOAN WAS FOR THE PURCHASE OF YOUR PROPERTY HOWEVER YOUR PROFILE INDICATES YOU RENT YOUR HOME. THANKS	That section of the profile was apparently pulled from my credit report. I do own my home, but I cannot correct my profile to reflect this. When I attemted to do so, I was directed to request the correction from the credit reporting agency. Fyi - my mortgage is through IndyMac bank. Thanks, Mike
Why the delinquency 32 months ago?	This bill was just missed with everything else that was going on at that time. I just checked my credit report and confirmed that that was the month when my father-in-law was in the hospital for emergency quad-bypass surgery. My wife and I had moved into their house to help her mom out and be close to the hospital. During that time, my parents were collecting the mail for us, and this bill must have gotten lost somewhere between our mailbox and us. The high balance was only $1323, so the payment could not have been very much (I don't remember what the balance or payment was at the time). When I received the following month's bill and realized the payment was missed, I contacted Capital One to discuss the circumstances and see if the late payment could be removed from my record and if the late fee could be waved. They declined, so the account was paid in full and closed the following month. Thanks, Mike
since you are working for 2 companies, which company is your primary source of income?	ThomsonReuters is my primary source of income and it is through them that I have my 401k loan. Thanks, Mike

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360016	$24,000	$24,000	17.15%	1.00%	November 10, 2008	November 7, 2011	November 7, 2012	$14,200

                This series of Notes was issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360022	$10,000	$10,000	11.46%	1.00%	November 7, 2008	November 10, 2011	November 10, 2012	$2,200

                This series of Notes was issued upon closing and funding of member loan 360022. Member loan 360022 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	covad communications	Debt-to-income ratio:	7.85%
Length of employment:	15 years 6 months	Location:	SAN DIEGO, CA

Home town:	Hempstead
Current & past employers:	covad communications, SBC Communications
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

to pay off bills and CC debt.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17,465.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to be maxed out on credit cards ($17K+). This loan will only cover a portion of that. How are you planning to get debt free and keep it that way?	My plan is to pay off one card and a portion of the other card. Making the payments the same including the loan. Now I can make loan payments down pay the remaining card on way to debt free. I will remain debt free by using a proper budget with no need of Credit cards.

Member Payment Dependent Notes Series 360080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360080	$8,000	$8,000	11.14%	1.00%	November 7, 2008	November 8, 2011	November 8, 2012	$3,550

                This series of Notes was issued upon closing and funding of member loan 360080. Member loan 360080 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Celtic Marketing	Debt-to-income ratio:	6.93%
Length of employment:	2 months	Location:	HOPKINS, MN

Home town:	Toledo
Current & past employers:	Celtic Marketing, KemperSports Management, Bruno Event Team
Education:	Miami University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt that I accumulated after some life changing events.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,610.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360198	$10,000	$10,000	14.93%	1.00%	November 6, 2008	November 9, 2011	November 9, 2012	$4,100

                This series of Notes was issued upon closing and funding of member loan 360198. Member loan 360198 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	20.58%
Length of employment:	1 year 2 months	Location:	Maple Shade, NJ

Home town:	Maple Shade
Current & past employers:	Self-employed, Kuk Enterprises, LLC/DBA LaCucina at The Bellevue
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Working capital to grow current business. Looking to add breakfast to current menu to increase revenue.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,189.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide more information about your restaurant (food, revenue, patrons profile, website, etc)? Thanks	My restaurant is located in Food Court and it is Italian restaurant. I sell made to order pasta, salad, and panini. Thank you for your question and let me know if you any more questions. I'd be happy to answer them.

Member Payment Dependent Notes Series 360230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360230	$7,800	$7,800	12.41%	1.00%	November 7, 2008	November 9, 2011	November 9, 2012	$2,800

                This series of Notes was issued upon closing and funding of member loan 360230. Member loan 360230 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Inland Real Estate Group Inc.	Debt-to-income ratio:	11.50%
Length of employment:	34 years	Location:	Wheaton, IL

Home town:	Chicago
Current & past employers:	Inland Real Estate Group Inc., National Foods store
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase 30 hours of real estate investment education which includes for free a second student (partner). This college is taught by successfully proven real estate investors that have succeeded in very specific categories of real estate investment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,081.00	Public Records On File:	1
Revolving Line Utilization:	87.80%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360253	$10,000	$10,000	9.07%	1.00%	November 6, 2008	November 9, 2011	November 9, 2012	$1,800

                This series of Notes was issued upon closing and funding of member loan 360253. Member loan 360253 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Timken Co.	Debt-to-income ratio:	4.32%
Length of employment:	72 years	Location:	CANTON, OH

Home town:	Dover
Current & past employers:	Timken Co.
Education:	Kent State University - Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need to consolidate 2 cards into one payment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,421.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the balance, current monthly payment, and the interest rate for each of the credit cards?	$3500 - $100-9.9% $6000 - $300 - unsure\ex-wife's card
Length of Employment 72 years ?	not sure how it was doubled. the proper time is 36 years.
Revolving Credit Balance OF $49,421.00. IS THIS AN LOE DRAWN AGAINST YOUR MORTGAGE ?	home equity loan.

Member Payment Dependent Notes Series 360283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360283	$7,500	$7,500	10.51%	1.00%	November 6, 2008	November 10, 2011	November 10, 2012	$2,500

                This series of Notes was issued upon closing and funding of member loan 360283. Member loan 360283 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	US Army	Debt-to-income ratio:	7.82%
Length of employment:	8 years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of various credit cards and loans

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Revolving Creit Balance is $5911.00 What is the additional $1500 for?	The total cost for construction was actually closer to $10k. However, some have been deferred under a 6 mo. or 12 mo. grace period and have not yet shown up on the credit report.

Member Payment Dependent Notes Series 360327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360327	$20,000	$20,000	13.36%	1.00%	November 7, 2008	November 10, 2011	November 10, 2012	$11,600

                This series of Notes was issued upon closing and funding of member loan 360327. Member loan 360327 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Tighe Patton Armstrong Teasdale	Debt-to-income ratio:	15.16%
Length of employment:	8 years 2 months	Location:	Falls Church, VA

Home town:	Framingham
Current & past employers:	Tighe Patton Armstrong Teasdale
Education:	University of Chicago, University of Michigan Law School

This borrower member posted the following loan description, which has not been verified:

I have been offered a partnership in my downtown Washington, D.C. law firm, but there is a hitch. My firm is very entrepreneurial and part of its culture is that partners are not paid a salary. In essence, partners in my firm are paid on a commission basis based on the amount work they do and the amount of business they bring in. Because partners do not get paid until our clients pay their bills, a new partner must wait at least two months before seeing his/her first check. Per industry standard practices, the first month of work will not be billed until the beginning of the next month and clients have 30 days (i.e., the beginning of the following month) to pay their bills. Thus, work done in November is not billed until the beginning of December and is not paid until the beginning of January. As a result, my next paycheck will not be until next January. My wife and I are seeking to adopt from a foreign country, which is a long and expensive process. (It usually takes a few years and costs $20,000 or more per adoptive child.) As result, we have not been able to save as we would like and we are facing a few more expenses in the next few months. Although we have already spent most of what we need to complete the adoption, there will be a some expenses (such as international plane tickets and hotel expenses to bring our child home) to pay when the time comes. My current income is about $132,000 per year. Because of marketing and other advantages that law partners have over non-partners (i.e., clients are more comfortable doing business with and paying higher rates for partners), I expect my annual income to increase to at least $165,000 per year once I make partner. I need a loan now, however, to secure the income I will need over the next few months and to give me some time to build my savings and even out the inevitable up-and-down cycles that occur when you depend on commission-based income. (I would rather get a loan than borrow from my credit cards because credit cards are just too darned expensive.) One note on the prospects for the legal market: I have developed legal expertise in different areas that normally exhibit different market trends. I do a lot of work in complex commercial and employment litigation in federal courts, and I have extensive experience in bankruptcy litigation. Both litigation and bankruptcy are countercylical (i.e., the work goes up as the economy goes down). I also advise numerous tax exempt organizations, such as charities, trade associations, and political organizations. This work tends to grow with the economy and tracks normal business cycles. Finally, my firm has several competitive advantages, including our location in Washington, D.C. Federal government services are recession-proof and the businesses in this area (and that come from around the country to lobby or do business here) continue to grow even in the middle of a recession. That and our ability to deliver high-quality service for a more affordable price makes our firm very attractive even during down times in the economy. All of these factors mean that our work (and my part of it) should continue to be steady regardless of the economic conditions affecting the country as a whole. That in a nutshell is my request. I am looking forward to working with you to make it fruitful both for me and for your investors.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	33
Revolving Credit Balance:	$134,025.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain your very high revolving credit balance? I am interested in helping fund the growth of your family, but $134,025.00 seems like a significant amount of debt already.	The vast majority of the balance (almost $95,000) is from a home equity line of credit my wife and I openned to buy our first home in 2005. Another $5500 was to replace our air conditioning when it failed last spring. The rest is credit card debt that we are in the process of working off.

Member Payment Dependent Notes Series 360350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360350	$15,000	$15,000	11.14%	1.00%	November 7, 2008	November 10, 2011	November 10, 2012	$5,300

                This series of Notes was issued upon closing and funding of member loan 360350. Member loan 360350 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Grant Ave Developement	Debt-to-income ratio:	7.81%
Length of employment:	12 years	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Grant Ave Developement
Education:	Tompkins-Cortland Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt that I am currently paying on and to payoff these loans at a quicker rate. I currently have 3 credit amounts that I am looking to roll into one monthly payment and pay off quicker.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,340.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360407

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360407	$23,000	$23,000	10.51%	1.00%	November 7, 2008	November 10, 2011	November 10, 2012	$19,300

                This series of Notes was issued upon closing and funding of member loan 360407. Member loan 360407 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wag Hotels	Debt-to-income ratio:	24.93%
Length of employment:	3 years 2 months	Location:	Galt, CA

Home town:
Current & past employers:	Wag Hotels, City of Sacramento
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Thanks for reviewing my post. I will be using this loan to consolidate two fixed interest loans into one loan. One loan is at 10% the other is at 14%. Combined they total $23,000 and have a monthly payment of $900. Since I am refinacing these loans and will reduce my monthly financial load this laon should be considered very low risk. I would like to combine them to have one loan payment with one set term. This will assist me as I am in the process of purchasing a new home. I am college educated with a secure job. Even in these tough economic times my company is exapnding. Prior to purchasing my home I plan to sell my car. I will use the equity in my car to purchase a cheaper car and save additional $. Financial Summmary Monthly Income: $6250 (take home $4200 after taxes & retirement) Monthly Expenses: Car payment: $500 Rent: $0 (I have lived in a company apt. for over a year). Insurance: $125 Food & Entertainment: $200 Student Loan: $100 Current Loans: $900 (I will refi these two).

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,553.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you applying for this loan somewhere else?	I am not applying for this loan elsewhere. If I do not obtain this loan through LendingClub I will not consolidating these two loans.
What are those 2 loans about? How come they don't show in your revolving credit utilization?	The two loans do not show up in my "revolving credit utilization" because they are not revolving accounts. In other words, as I pay these loans off I do not have access to any available credit. With a credit card, when you pay down the balance you can charge again. These loans are similar to a car loan. I now only use my credit cards for work related purchases that I can expense. Therefore, the credit card debt you see will be paid off within 45 days.
Can you tell us more about those 2 loans you got? What for?	The two loans were used to consolidate college credit card debt. I took out two loans because I believed I could get a better APR via two loans vs. one large loan.

Member Payment Dependent Notes Series 360494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360494	$15,000	$15,000	14.93%	1.00%	November 10, 2008	November 11, 2011	November 11, 2012	$6,700

                This series of Notes was issued upon closing and funding of member loan 360494. Member loan 360494 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The University of Arizona Foundation	Debt-to-income ratio:	24.80%
Length of employment:	2 years 1 month	Location:	Tucson, AZ

Home town:	Enfield
Current & past employers:	The University of Arizona Foundation, The University of Rochester, The Universtiy of Arizona
Education:	Central Connecticut State University, Trinity College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to pay off my American Express Credit Card. This card was used to finance a number of home improvements and it financed our move across the country from Rochester New York to Tucson Arizona. Due to significant losses on the sale of our home in Rochester(due to home improvements), my wife and I did not have the cash to pay for our move across the country. It is my hope once this card is paid off to close it immediately. My wife and I have been paying $450 a month to American Express but it has not made a dent due to high interest rates. Getting this card paid off would allow us to save additional money in order that we can begin saving for a new home. Thanks

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	12
Revolving Credit Balance:	$36,002.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Not a question just a comment: I too am from Rochester that moved to Phoenix. Arizona is a hard place to make it. I will fund part of your loan	Thank you for your support.

Member Payment Dependent Notes Series 360506

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360506	$4,000	$4,000	8.00%	1.00%	November 5, 2008	November 12, 2011	November 12, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 360506. Member loan 360506 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,875 / month
Current employer:	Classic Center	Debt-to-income ratio:	5.07%
Length of employment:	7 years	Location:	ATHENS, GA

Home town:	St. Paul
Current & past employers:	Classic Center
Education:	University of Georgia

This borrower member posted the following loan description, which has not been verified:

Looking for a 36 month loan to cover the balance of a motorcycle purchase.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$345.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is the total purchase price of the motorcycle?	$6,500

Member Payment Dependent Notes Series 360571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360571	$8,000	$8,000	10.83%	1.00%	November 11, 2008	November 11, 2011	November 11, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360571. Member loan 360571 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Lockheed Martin Corp. (Aerotek)	Debt-to-income ratio:	13.29%
Length of employment:	7 months	Location:	Frederick, MD

Home town:	Baltimore
Current & past employers:	Lockheed Martin Corp. (Aerotek), The Baltimore Gas & Elec Co
Education:	Frederick Community College

This borrower member posted the following loan description, which has not been verified:

My goal is to become debt free and to start that process I'd like to consolidate my credit cards with a better fixed interest rate.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,362.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the amounts / interest rates on your cards? Also, what is your monthly expense budget? Thanks!	I.99% to 26.97% $3200 gross

Member Payment Dependent Notes Series 360583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360583	$10,000	$10,000	14.93%	1.00%	November 10, 2008	November 11, 2011	November 11, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360583. Member loan 360583 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Volkert's Party Store LLC	Debt-to-income ratio:	8.68%
Length of employment:	2 years	Location:	Akron, OH

Home town:	Cana
Current & past employers:	Volkert's Party Store LLC, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Hello My wife and I own a small business and were looking to update some equipment and expand our business. $12,000 for new walk in cooler $ 7,000 to install commercial kitchen and service station $ 6,000 to payoff current business credit card that was used to install new point of sale system. My family has owned this business for over 30 years My wife and I bought the business 2 years ago and have increased sales substantially. Our first year 2007 we had a 35% increase in sales over 2006. Our 2008 sales are on pace for a 25% to 30% increase over 2007. We currently employ 4 full time employees and 1 part time employee. This loan will enable us to add hot foods to our business and add 1 to 2 full time employees. Our business is located on a major road right across from a hospital. There is limited affordable food options for the workers of the hospital at this time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
YOUR CREDIT HISTORY SEEMS TO SHOW THAT YOU HAVE NO DEBT ?	Yes that is correct, I have a mortgage that I'm paying on that is reflected on my cbr. All my credit cards are at a zero balance. The business credit card has a balance of 6k is in the name of my business and my wife's name. Other than that we have no personal cc debt as we have paid that off over the last year.

Member Payment Dependent Notes Series 360772

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360772	$9,000	$9,000	12.72%	1.00%	November 6, 2008	November 12, 2011	November 12, 2012	$2,900

                This series of Notes was issued upon closing and funding of member loan 360772. Member loan 360772 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	National Vision, Inc.	Debt-to-income ratio:	9.29%
Length of employment:	25 years 1 month	Location:	St. Cloud, MN

Home town:
Current & past employers:	National Vision, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: This loan will be used to consolidate my credit card debt and small vehicle loan into one and also help take care of some of my daughter's school loans. My Situation: I am a good candidate for this loan because I haven't been late on my payments, and I have a stable income since I've been working for the same company for over 25 years. I would like to take advantage of the savings in interest I pay by putting all of my debt into one loan. I have two credit cards and one car loan. The remaining portion of the funds I would like to use to help my daughter. She recently graduated college and with this economy, she has had a hard time getting a job. Her loans are coming out of deferrment and since I was a single-father, I was not able to help pay for her tuition while she was attending, so I feel I could really help her now by lumping a portion of her loans into this. Below are the balances of my debt: 1. Washington Mutual -$2,500 2. Bank of America -$1,500 3. Local Credit Union (Car Loan) -$5,600 Totals: Approximately $9,600 Remaining: $10,400 to put towards my daughter's school loans. I feel I am a great candidate for this because, just like my dedication to my work, I am just as dedicated to my financial obligations. Being able to pay off all of this debt for me and my daughter in just 3 years really gives me a sense of hope that we can both be better off fairly soon.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the nature and outlook of your employment? And can you explain the delinquency?	I work for an eyeware company and am a supervisor for the finishing department. The delinquency in my past was because, like I said, I was a single dad with a mortgage payment plus other living expenses so things got tight. Nevertheless I was able to get things taken care of.
Your loan request is for $9,000. However, your explanation of loan request and what it funds is for $20,000. Why the discrepancy?	I originally requested a loan amount of $20,000 but the credit team replied that they could only approve me for $9,000 -which is still an amount that I'm willing to accept because it does consolidate my own personal accounts.

Member Payment Dependent Notes Series 360794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360794	$8,000	$8,000	10.51%	1.00%	November 7, 2008	November 17, 2011	November 17, 2012	$3,600

                This series of Notes was issued upon closing and funding of member loan 360794. Member loan 360794 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	bank of hawaii	Debt-to-income ratio:	11.19%
Length of employment:	1 year 5 months	Location:	HONOLULU, HI

Home town:	honolulu
Current & past employers:	bank of hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

Need to borrow to purchase engagement ring.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360801	$5,100	$5,100	10.51%	1.00%	November 6, 2008	November 12, 2011	November 12, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 360801. Member loan 360801 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Premier Innovations LLC	Debt-to-income ratio:	5.67%
Length of employment:	5 years 5 months	Location:	Newhall, CA

Home town:	Castaic
Current & past employers:	Premier Innovations LLC, Extreme Telecom, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I need to purchase a pretty serious server for a client. Here are the specs. Q14 - 1U Quad Socket Opteron 16 Cores Tyan Thunder n3600QE S4980 Quad Socket Opteron Model 8360 2.5GHz Quad Core x 1 8GB DDR2 ECC REG 800 (4x2GB) x 1 HD 1: 1TB S-ATA 7200RPM Enterprise x 1 HD 2: 1TB S-ATA 7200RPM Enterprise x 1 HD 3: 1TB S-ATA 7200RPM Enterprise x 1 QSOL 1 Year Limited Warranty Purchase price: $5,305.00 I have worked with the vendor in the past so I can bring the cost down a bit from his retail listing. This is for a client who has been with me since September 2004. I am expecting a 9 month ROI on this machine, the client will be charged $600/month for the server, plus any bandwidth used. If you have any questions, I'd be glad to answer them.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360894	$8,000	$8,000	12.72%	1.00%	November 10, 2008	November 13, 2011	November 13, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360894. Member loan 360894 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,883 / month
Current employer:	Accenture	Debt-to-income ratio:	0.51%
Length of employment:	3 years 11 months	Location:	Canton, MI

Home town:
Current & past employers:	Accenture
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Need a loan in order to engage in a reverse mortgage transaction. These are loans senior citizens (age 62+) qualify for from the federal govenment directly. We have a detailed process laid out which follows the FHA's rules and regulations and currently have 40 pre-approved senior citizens (all waiting to move into a new home) with their guaranteed loan from the government. We provide the houses after rehabbing them, they attend the required informative session required by the govt. while underwriting approves them into their new home. Cost of the Deal: $35,000 for the cost of the house and to rehab it. Return: $40,000 Profit: $10,000 for our services. Time of Process: Approximagely 6-8 weeks if not sooner, (depending on how long underwriting takes). Please let me know if you have any questions. Thank you.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$276.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360903	$3,000	$3,000	9.07%	1.00%	November 6, 2008	November 13, 2011	November 13, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360903. Member loan 360903 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,348 / month
Current employer:	Teva USA	Debt-to-income ratio:	3.03%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Paterson
Current & past employers:	Teva USA
Education:	Montclair State University

This borrower member posted the following loan description, which has not been verified:

I'm working towards paying off the last of my remaining credit card debt. I make a good living of 60,000 plus per year as a controller for a large company. I need $3000.00 to pay off the remaining high interest (27%) credit card debt. I have increased my credit score significantly by paying down debt and have not been late on any payments in years.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,483.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360906	$3,200	$3,200	10.20%	1.00%	November 11, 2008	November 13, 2011	November 13, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 360906. Member loan 360906 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	clayton homes	Debt-to-income ratio:	4.95%
Length of employment:	8 months	Location:	diamondhead, MS

Home town:	Colorado Springs
Current & past employers:	clayton homes, a.j.'s oyster and seafood bar, quality restaurant concepts
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

This loan will cover expense of an engagement ring.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	12
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
wouldn't it better to start out life with that money, and go for the ring later. Our ring was $60, and the wedding was in Vegas at a chapel. Since then I have replaced the ring with a more expensive ring. We are going on 30yrs now. The ring is nice but don't go into dept for it.	Yes you are right. I should have this paid off soon. She really desrves this ring for all that she has done for my son and I.

Member Payment Dependent Notes Series 360984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360984	$2,400	$2,400	11.46%	1.00%	November 11, 2008	November 20, 2011	November 20, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 360984. Member loan 360984 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	Loris Healthcare System	Debt-to-income ratio:	12.43%
Length of employment:	4 years	Location:	LORIS, SC

Home town:	Loris
Current & past employers:	Loris Healthcare System
Education:	Horry Georgetown Technical College

This borrower member posted the following loan description, which has not been verified:

installed new cabinets and flooring into my kitchen

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,027.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361003	$10,000	$10,000	11.78%	1.00%	November 10, 2008	November 13, 2011	November 13, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361003. Member loan 361003 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Areva	Debt-to-income ratio:	8.80%
Length of employment:	1 year 5 months	Location:	Forest, VA

Home town:	Horseheads
Current & past employers:	Areva
Education:	The Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

Help my wife and I get our credit cards to one payment. We have excellent credit and have very stable jobs.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,406.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361086

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361086	$1,500	$1,500	11.46%	1.00%	November 5, 2008	November 14, 2011	November 14, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361086. Member loan 361086 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,383 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	7.22%
Length of employment:	5 years 3 months	Location:	TROY, AL

Home town:	Andalusia
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

It is getting the holiday season and I just need some extra money in my checking account to get me through the rest of the year.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	21
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the delinquency?	I believe it was a late credit card payment.

Member Payment Dependent Notes Series 361107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361107	$6,400	$6,400	13.67%	1.00%	November 10, 2008	November 14, 2011	November 14, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361107. Member loan 361107 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,208 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	24.03%
Length of employment:	13 years 8 months	Location:	Raritan, NJ

Home town:	Corvallis
Current & past employers:	Johnson & Johnson, Portland General Electric
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

Simple credit card consolidation. I have balances that I manage on 2 cards that I hold. I would like to consolidate. Additionally, $1000 of the loan I will use to put toward the deposit on my new apartment, while I wait for my current landlord to return my existing deposit on the apartment I am moving out of.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$36,475.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361370	$8,000	$8,000	13.04%	1.00%	November 11, 2008	November 16, 2011	November 16, 2012	$4,000

                This series of Notes was issued upon closing and funding of member loan 361370. Member loan 361370 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Prosecuting Attorney's Council	Debt-to-income ratio:	5.70%
Length of employment:	7 years 8 months	Location:	Rockmart, GA

Home town:	Sterling
Current & past employers:	Prosecuting Attorney's Council, Georgia Technology Authority, Georgia Department of Revenue
Education:	Sauk Valley Community College, Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

A little room to breath each month would be wonderful! I am a good candidate for this loan because I have over come some really major hurtles in the past 8 years; divorce & relocation to another state by myself and have been able to stay afloat (meeting all financial commitments). Unfortunately, my ?D? credit rating is a result of difficulties during those years of the divorce & relocation. I have made steady fiscal progress with each passing year. My last big hurtle to reaching my goal of financial freedom is eliminating lingering bad debt. No longer do I utilize credit cards to live! When I moved to my current state of residence I accepted a state government job for $9.00/hr and no benefits in hopes of ?making something happen? with my life. Within two months I had a position on the regular payroll with benefits and have progressed from that entry level position into a management position. I am now one of the ?go to gals? for others in my professional community because of my integrity and experience in our field. Presently I am paying a mortgage and assisting my husband with our mutual debt and repayment of my old closed accounts which we took out a loan for 2 years ago. This loan is scheduled to be paid off by April 2009. Each month we sit down and pay the bills and we see no progress, other than just keeping current. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. Monthly net income: $4100 (includes Husband?s of $1800) Monthly expenses: Housing: $ 1300.00 Health Insurance: $ 200.00 Car expenses: $385 Fuel and Car Insurance Utilities: Water/Power: $200 Phone, cable, internet: $130 Food, entertainment: $500.00-600.00 food for packed lunchs, dinners and one night out a month Clothing, household expenses $ 20-30 Credit cards and other loans: $ 1300+/- Other expenses: Monthly diabetic prescriptions & supplies Please ask me any questions you may have. I look forward to establishing myself with the Lending Club Community. Thank you!

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,033.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361374

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361374	$5,550	$5,550	12.41%	1.00%	November 10, 2008	November 16, 2011	November 16, 2012	$700

                This series of Notes was issued upon closing and funding of member loan 361374. Member loan 361374 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Merit Co., Inc.	Debt-to-income ratio:	11.73%
Length of employment:	6 months	Location:	Woodland Park, CO

Home town:	San Bernardino
Current & past employers:	Merit Co., Inc., Cripple Creek School District RE1, Hanover School District 28, Widefield School District 3, Coldwater Creek/Aspenwood Advertising
Education:	Florida College, Monmouth College, University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am a highly dedicated professional with vast experience and a Bachelor of Science degree in Elementary Education. This loan will provide me the opportunity to further my education, consolidate some of my indebtedness and advance my career and income. I'm extremely excited about my decision to accomplish my long awaited dream of obtaining my Masters degree in Psychology and Counseling. Although I joyfully taught in the public school system for 23 years, my desire was always to be of greater service. Most recently, I have practiced as a licensed Real Estate Associate Broker in Colorado. Suddenly I have found myself divorced, financially challenged and responsible to a large degree for the care nurturing and well-being of my beloved 9 year old granddaughter. Being of sound mind and spirit, I'm well aware that NOW is the time to take action, move forward in positive directions and create a bright future for myself and my little one. As my teaching license expired in 2005, My immediate goal is to begin my Masters Program and reinstate my teaching license after completion of my first 6 semester hours, which will enable me to substitute teach while continuing my education. As the opportunity arises I will also sell homes and vacant land to supplement my income while attending school. Realizing that my requested loan amount may fall a bit short of financing my entire Masters, I am confident that I will be able to secure scholarships or grants to complete my degree program. I hope to graduate within 18 months of enrolling. Upon completion of my degree, my intent is to be employed as a school counselor within the public school system or practice family counseling with a private counseling service provider, thus increasing my income and ability to repay this essential loan. In the long-term, my fondest wish is to establish a very special ranch, in my mountain home area, which will provide unique opportunities for handicapped children and adults alike, as well as services, facilities and respites for families in need. I'm so grateful for your consideration and funding of my request.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,212.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361399

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361399	$1,000	$1,000	14.30%	1.00%	November 7, 2008	November 16, 2011	November 16, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361399. Member loan 361399 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Nick and Willys Pizza	Debt-to-income ratio:	15.04%
Length of employment:	6 months	Location:	Boulder, CO

Home town:	Columbia
Current & past employers:	Nick and Willys Pizza, Whole Foods Market
Education:	Lander University, University of Colorado at Boulder, Front Range Community College

This borrower member posted the following loan description, which has not been verified:

I owe 1000 dollars to the University of Colorado. They won't process my application until it is paid in full in the next two weeks.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,553.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are your other payments and your rent? Is there any prospect of increasing your income?	there is. i play in a band as well as work at a restaurant. I will have more money next semester to pay off this 1000 dollars. I just need 1000 dollars before i can go to school. I have to pay off this debt before they will review my application. We usually have 5 or 6 gigs a month which will bring in around 1000 dollars extra per month. This month we only have one gig. So to answer your question, i am definitely planning on increasing my income. My other credit card payments are being handled by my mom and dad. My rent is 450 a month.

Member Payment Dependent Notes Series 361400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361400	$5,500	$5,500	13.04%	1.00%	November 10, 2008	November 16, 2011	November 16, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 361400. Member loan 361400 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Ethnic Loft	Debt-to-income ratio:	5.02%
Length of employment:	1 year 8 months	Location:	Austin, TX

Home town:	Lake Charles
Current & past employers:	Ethnic Loft, Four Seasons Landscape, Regal Entertainment Group, Party City, First Baptist Church, Wichita Falls, TX
Education:	Midwestern State University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have roughly $4000 in debt, most of which is on a credit card, and I would like to get it under one roof with a lower interest. I would also like to invest in some quality video recording equipment to begin my own event videographer/advertising business. I have been directing, shooting, and editing event videos and commercials for more than 12 years now, and I graduated from the University of Texas with a degree in Radio Television and Film. All I need is the capitol for a camera, light kit, and mics to make a successful business. Thanks, JIC

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,614.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361522	$7,000	$7,000	12.09%	1.00%	November 11, 2008	November 17, 2011	November 17, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 361522. Member loan 361522 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	continental airlines	Debt-to-income ratio:	9.80%
Length of employment:	13 years	Location:	BETHLEHEM, PA

Home town:	Jersey City
Current & past employers:	continental airlines
Education:

This borrower member posted the following loan description, which has not been verified:

pay off bills

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,585.00	Public Records On File:	1
Revolving Line Utilization:	6.40%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please elaborate on your bills? Noted that you have $5.5K in credit card debt, yet you're asking for $20K.	well my wife also has credit card bills that i want to pay off. I also want to put new floor in my kitchen

Member Payment Dependent Notes Series 361653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361653	$5,600	$5,600	11.46%	1.00%	November 7, 2008	November 18, 2011	November 18, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 361653. Member loan 361653 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	University of Rochester	Debt-to-income ratio:	8.28%
Length of employment:	n/a	Location:	Rochester, NY

Home town:	Hartford
Current & past employers:	University of Rochester, Building Controls and Services, Process Logic, LLC, Eastman Kodak
Education:	Youngstown State University, Stanford University

This borrower member posted the following loan description, which has not been verified:

I have recently accepted a new employment position after over nine months of unemployment. The salary for this position exceeds that of my previous position but since my starting date is December 1st, the first pay will not be issued until the end of December. Nine months of unemployment has exhausted my savings. I am need of this loan to help cover my immediate expenses for November & December.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,559.00	Public Records On File:	1
Revolving Line Utilization:	58.50%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the public record on your file?	In 1997, after being laid off from my position at Eastman Kodak, I went through a bankruptcy in conjunction with a divorce settlement.
Is the gross monthly income what is documented from your prior job? If from your prior job, what do you expect to get from your new job?	The listed gross income is for my NEW position which will commence on December 1st. Lending Club has requested and will receive later today, confirmation of the new position and the corresponding starting salary.

Member Payment Dependent Notes Series 361677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361677	$4,000	$4,000	9.38%	1.00%	November 10, 2008	November 19, 2011	November 19, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 361677. Member loan 361677 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Pinkham Real Estate	Debt-to-income ratio:	6.46%
Length of employment:	5 years 2 months	Location:	North Conway, NH

Home town:	Chicago
Current & past employers:	Pinkham Real Estate, Booth Creek Ski Resorts
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Adding an approved 4th unit to a 3 unit home. All 4 units are currently rented.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	25
Revolving Credit Balance:	$138,492.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention that all 4 units are currently rented; has the 4th unit already been constructed? What is the purpose of this loan, exactly?	Tenant is secured. The home is located in a desirable section of town. The build out will take approx. 1 week and the contractor is ready to begin ASAP. I am taking what was a large master bedroom with bath in a 4 bedroom unit, breaking it off and turning it into a studio apt. I already closed off this room and have the 3 bedroom unit rented.

Member Payment Dependent Notes Series 361713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361713	$1,500	$1,500	11.78%	1.00%	November 6, 2008	November 18, 2011	November 18, 2012	$150

                This series of Notes was issued upon closing and funding of member loan 361713. Member loan 361713 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Jacobs Engineering Grp.	Debt-to-income ratio:	7.68%
Length of employment:	23 years 10 months	Location:	Loveland, OH

Home town:	Hamilton
Current & past employers:	Jacobs Engineering Grp.
Education:	University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to pay my american express bill. I expect reimbursement in late December from my employer.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,350.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361752

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361752	$2,400	$2,400	10.83%	1.00%	November 7, 2008	November 18, 2011	November 18, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 361752. Member loan 361752 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Midland Retail	Debt-to-income ratio:	17.62%
Length of employment:	2 years 9 months	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:	Midland Retail
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

I am trying to get a loan to consolidate my debt and pay a lower rate than what the credit card company provides.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,755.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361755	$8,000	$8,000	12.41%	1.00%	November 11, 2008	November 18, 2011	November 18, 2012	$3,100

                This series of Notes was issued upon closing and funding of member loan 361755. Member loan 361755 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Austin Powder Co.	Debt-to-income ratio:	0.60%
Length of employment:	6 months	Location:	Blacksburg, VA

Home town:	Chagrin Falls
Current & past employers:	Austin Powder Co.
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

In order to graduate, my schedule requires one more full semester and a summer session. The last three and a half years have been financed from a mutual fund that it suffering from current market conditions, and I have deemed it worthwhile to seek out a loan, in order to avoid having to cash out while the fund is near its lowest point in recent memory. I intend to re-pay the loan through my part-time work as well as any necessary liquidation of the aforementioned fund.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,000.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
361919	$1,800	$1,800	12.41%	1.00%	November 7, 2008	November 18, 2011	November 18, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 361919. Member loan 361919 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Sprint	Debt-to-income ratio:	19.24%
Length of employment:	7 years 10 months	Location:	Olathe, KS

Home town:	Kansas City
Current & past employers:	Sprint
Education:	Baker University College of Arts and Sciences, University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking for a small loan to refinance a credit card with a balance of $1800 at a better interest rate.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	51
Revolving Credit Balance:	$34,093.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362098	$4,000	$4,000	13.67%	1.00%	November 11, 2008	November 19, 2011	November 19, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 362098. Member loan 362098 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Starbucks	Debt-to-income ratio:	14.00%
Length of employment:	2 years 5 months	Location:	orlando, FL

Home town:	Atlanta
Current & past employers:	Starbucks, Universal Studios, Florida
Education:

This borrower member posted the following loan description, which has not been verified:

To pay for a used first car.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,617.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362272	$2,400	$2,400	10.83%	1.00%	November 11, 2008	November 20, 2011	November 20, 2012	$200

                This series of Notes was issued upon closing and funding of member loan 362272. Member loan 362272 was requested on November 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	University of Illinois	Debt-to-income ratio:	15.75%
Length of employment:	8 years 4 months	Location:	Bloomington, IL

Home town:
Current & past employers:	University of Illinois, US Navy
Education:	Heartland Community College, University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

This is my first loan request, I'd like to know if I can get a better rate for credit card debt - promotional APR is about to expire.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,620.00	Public Records On File:	0
Revolving Line Utilization:	29.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362553	$8,000	$8,000	10.51%	1.00%	November 10, 2008	November 21, 2011	November 21, 2012	$5,600

                This series of Notes was issued upon closing and funding of member loan 362553. Member loan 362553 was requested on November 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	scott peraria builders	Debt-to-income ratio:	23.46%
Length of employment:	8 years 10 months	Location:	barnegat, NJ

Home town:	Toms River
Current & past employers:	scott peraria builders
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

looking for loan to consolidate credit card,medical loan,homedepot card,and rest of truck loan for around 6%

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,282.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
DO U FEEL THAT $8,000 WILL BE ENUF ?	well i could really use about $20,000 but the next level of amount to borrow was i think $12,000 I was trying to keep a realaistic monthly payment on a 3yr loan.$10,000 would be a big help but I dont think they will due that(i was approved for $25,000)

Prospectus Supplement (Sales Report) No. 4 dated November 11, 2008